UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) March 30, 2020

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Old Republic International Corporation (“ORI” or the “Company”) today announced that its Employee Savings & Stock Ownership Plan (“ESSOP”) had completed open market purchases of 3,337,000 shares of the Company’s common stock. The purchases were made at an average price of $14.98 per share or the total of $50 million originally planned. The actual number of shares purchased was approximately 11.2% greater than the contemplated 3 million share acquisition announced on March 12, 2020. The greater acquired number of shares reflected a lower average price per share due to market conditions that prevailed during the March 12, 2020 to March 27, 2020 acquisition period.
As of December 31, 2019, the ESSOP held approximately 15.3 million ORI common shares or approximately 5.1% of all shares then outstanding. The ESSOP now owns approximately 18.7 million ORI common shares or approximately 6.2% of all currently outstanding common shares.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

        99.1 News Press Release dated March 30, 2020

104 Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 30, 2020	By: /s/ John R, Heitkamp, Jr.
John R. Heitkamp, Jr.
Senior Vice President,
Secretary and General Counsel